UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 10, 2015

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street

Boston, MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Early Settlement of Accelerated Share Repurchase Program

On November 24, 2015, LPL Financial Holdings Inc. (“Company”) entered into a master confirmation and a supplemental confirmation (the “ASR Agreements”) with Goldman, Sachs & Co. (“Goldman”) in connection with a capped accelerated share repurchase program (the “ASR Program”).

Pursuant to the ASR Agreements, the Company paid Goldman $250 million (the “Prepayment Amount”) and Goldman agreed to deliver shares of the Company’s common stock (the “Common Stock”) at various intervals during the ASR Program (the “Transaction”). The final number of shares to be repurchased under the ASR Program was to be based generally on the average of the daily volume-weighted average price of the Common Stock during a repurchase period, which price was subject to a cap. A summary description of the ASR Agreements and the Transaction were disclosed in the Company’s Current Report on Form 8-K filed on November 24, 2015.

On December 10, 2015, the Company entered into an early settlement agreement (the “ESA”) with Goldman to settle and terminate the Transaction. Under the ESA, all of the respective rights and obligations of the parties under the Transaction will be terminated upon the Company’s receipt of the Required Shares (as defined below). In consideration for such termination, Goldman agreed to deliver on December 15, 2015, 5,622,628 of shares of Common Stock (the “Required Shares”) against the Prepayment Amount. Of the Required Shares, 4,319,537 shares were acquired by Goldman from TPG Partners IV, L.P. (“TPG”) pursuant to a purchase agreement that was directly negotiated between Goldman and TPG. Following the sale by TPG to Goldman, TPG owns 8,567,572, or approximately 9.6%, of the outstanding shares of Common Stock. The Company did not incur any material early termination penalties under the ASR Agreements in connection with entering into the ESA.

The Company and TPG are parties to a stockholders’ agreement, dated November 23, 2010 (as amended, the “Stockholders’ Agreement”), which was previously filed with the Commission. Two of the Company’s directors, Richard W. Boyce and Richard P. Schifter, were each initially elected to the Company’s board of directors (the “Board”) pursuant to the Stockholders’ Agreement. Neither of Messrs. Boyce nor Schifter participated in the review or approval of the ESA on behalf of the Company. The ESA was approved by the audit committee of the Board, which consists solely of disinterested directors, pursuant to the Company’s related person transaction policy, and a special committee of the Board with delegated authority to approve terms relating to the ASR Program.

A copy of the ESA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the ESA and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the ESA.

Item 7.01 Regulation FD.

On December 10, 2015, the Company issued a press release announcing the ESA and the termination of the ASR Agreements. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Early Settlement Agreement, dated December 10, 2015, between LPL Financial Holdings Inc. and Goldman, Sachs & Co.

99.1	Press release dated December 10, 2015 (“LPL Financial Announces Early Completion of Accelerated Share Repurchase Plan”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew J. Audette
Matthew J. Audette Chief Financial Officer

Dated: December 10, 2015